UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2002

DIVERSIFIED CORPORATE RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Texas	0-13984	75-1565578
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10670 North Central Expressway, Suite 600, Dallas, Texas		75231
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 458-8500

(Not Applicable)
(Former name or former address, if changed since last report)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

On December 24, 2002, Diversified Corporate Resources, Inc., a Texas corporation (the “Company” or “DCRI”), and MAGIC Northeast, Inc. a Delaware corporation (“Seller”), completed the sale of all of the issued and outstanding shares of capital stock of Mountain, Ltd., a Maine corporation (“Mountain”), pursuant to that certain Agreement (the “Sale Agreement”) dated as of December 20, 2002, by and among the Company, Seller, Joseph H. Hosmer (“J. Hosmer”), and Sandra Hosmer (“S. Hosmer”)(J. Hosmer and S. Hosmer are collectively referred to herein as the “Buyers”). The effective date of this transaction was the close of business on December 20, 2002. Seller is a subsidiary of the Company, and prior to the closing of this transaction, Mountain was a subsidiary of the Company.

Pursuant to the terms of the Sale Agreement, the transaction involved the following: (a) $572,000.00 was paid to the Company in cash on December 24, 2002, (b) $78,000.00 is payable by the Buyers to the Company at such time as J. Hosmer is paid $78,000.00 owed to him by J. Michael Moore, the Chairman of the Board and Chief executive Officer of the Company, (c) the Buyers waived the obligation of the Company and Seller to pay any portion of the purchase price not already paid by the Company in connection with the Company’s purchase of Mountain from the Buyers in August, 1999; such unpaid amount was approximately $2.1 million, (d) the Company retained all of the cash and accounts receivable of Mountain which existed as of the close of business on December 20, 2002, (e) the Company retained the obligation for all of the liabilities of Mountain which existed as of the close of business on December 20, 2002, (f) the Buyers sold 77,000 shares of common stock of the Company to DCRI for $7,700.00 paid in cash to the Buyers on December 24, 2002, (g) J. Hosmer waived the right to all unpaid compensation and bonuses payable to him by the Company in connection with the two employment agreements previously entered into with J. Hosmer, (h) both such employment agreements were terminated, (i) J. Hosmer resigned as an officer and director of the Company and all of the subsidiaries of the Company, and (j) until at least March 31, 2003, Mountain will continue to provide contract placement services to one client of a subsidiary of the Company pursuant to a fee sharing arrangement between the Company and Mountain. Prior to the closing of this transaction, J. Hosmer had been President of the Company and a member of the Board of Directors of DCRI.

Mountain is based in Yarmouth, Maine, and is engaged in the contract placement business with emphasis on the telecommunications industry.

ITEM 5.    OTHER EVENTS

On December 24, 2002, the Company finalized a credit facility pursuant to a Loan and Security Agreement (the “Loan Agreement”) with Greenfield Commercial Credit, L.L.C. (“Greenfield”). In connection with this secured lending transaction, the Company now has a one-year line of credit with Greenfield in the initial amount of $4.0 million; this amount reduces to $3.5 million in 45 days from the date of this transaction. All of the assets of the Company and its subsidiaries are pledged to secure this debt obligation, and most of these subsidiaries have guaranteed the repayment of the Company’s debt obligation to Greenfield.

This line of credit was funded by Greenfield on December 24, 2002, with the initial funding amount totaling approximately $4.0 million. The proceeds of this funding were primarily used to repay in full the secured debt obligation of the Company to General Electric Capital Corporation.

In connection with this loan transaction, Greenfield required that J. Michael Moore (“Moore”), the Chairman and Chief Executive Officer of the Company, execute a Validity Guaranty (the “JMM Guaranty”). The JMM Guaranty basically obligates Moore to repay the Greenfield loan in the event and to the extent that the Company engages in any inappropriate activities related to the Greenfield financing. As the result of Moore executing the JMM Guaranty, the Board of Directors of the Company has previously indicated that it is their intent to indemnify Moore, and to consider providing Moore with a second lien on the same assets pledged to secure the Greenfield loan. At this time, no action has been taken by the Board of Directors of DCRI to effectuate this second lien arrangement.

In addition, another condition to the closing of the Greenfield loan transaction was the execution of a Subordination Agreement by certain unsecured debt holders of the Company. With respect to holders who did not execute such a document, the Company is precluded from making any interest or debt payments to such holders without first obtaining the written consent of Greenfield. With respect to those debt holders who did execute such a document, the Company is precluded form making principal payments to them unless and to the extent that the Company has available borrowing capacity in excess of a minimum of $1,000,000.

The holders of the debt payable to the former owners of the business now operated by Datatek Group Corporation (“Datatek”), a subsidiary of the Company which was acquired in March, 2000, did execute the required document. Although a debt payment of $170,625 was owed to the Datatek debt holders on January 1, 2003, the Company did not have sufficient liquidity to make such payment. Under the terms of the Greenfield loan documentation, the Company is not default to the holders of the Datatek debt because the minimum liquidity requirements of the Greenfield loan documentation precluded such payment.

The Company was not successful in securing the execution of a Subordination Agreement by the former owners of the business now operated by Texcel Services, Inc. (“Texcel”), a subsidiary of the Company which was acquired in October, 1998. Since the Company is in default with respect to the amount of $746,800 (exclusive of accrued interest) owed to the former owners of the Texcel business, there is no certainty as to what action, if any, that these debt holders will take in an effort to collect the amount owed to them.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Sold.

Not applicable

(b)	Pro Forma Financial Statements.

See attached

(c)	Exhibits.

The following Exhibits are filed as a part of this Form 8-K:

2.1	Agreement dated as of December 20, 2002, by and among Diversified Corporate Resources, Inc., MAGIC Northeast, Inc., Joseph H. Hosmer and Sandra Hosmer. (Certain of the schedules have been omitted pursuant Regulation S-K 601(b)(2)).

10.1	Loan and Security Agreement dated as of December 23, 2002, by and between Diversified Corporate Resources, Inc. and Greenfield Commercial Credit, L.L.C.

10.2	Validity Guaranty dated as of December 23, 2002, by and between J. Michael Moore and Greenfield Commercial Credit, L.L.C.

10.3	Subordination Agreement dated as of December 23, 2002, by and among Julia A. Wesley, Michel P. Connolly, Datatek Corporation, a Delaware corporation, and Greenfield Commercial Credit, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diversified Corporate Resources, Inc.

Date: January 8, 2002	By:	/s/ Douglas G. Furra

Douglas G. Furra Chief Financial Officer

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements give effect to the sale of MOUNTAIN, LTD. (“Mountain”) by Diversified Corporate Resources, Inc. (“DCRI”) pursuant to the Sale Agreement. This pro forma information has been prepared utilizing the historical financial statements of DCRI. This information should be read in conjunction with the historical financial statements and notes thereto of DCRI which are incorporated by reference to DCRI’s Form 10-K. The pro forma financial data are provided for comparative purposes only and do not purport to be indicative of the results which actually would have been obtained if the acquisition had been effected on the dates indicated, or of the results which may be obtained in the future.

The pro forma adjustments are described in the accompanying Notes to Unaudited Pro Forma Consolidated Balance Sheet and Notes to Unaudited Pro Forma Consolidated Statements of Operations. The Unaudited Pro Forma Consolidated Balance Sheet at September 30, 2002 assumes that the sale of Mountain had occurred on September 30, 2002. The Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2001 assumes that the sale of Mountain had occurred on January 1, 2001. The Unaudited Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 2002 assumes that the sale of Mountain had occurred on January 1, 2002.

Diversified Corporate Resources, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
September 30, 2002
(In Thousands)

		Adjustments
	DCRI	and
	Historical	Eliminations		Proforma
Current assets:
Cash	181	(58)	A, B	123
Trade accounts receivable, net	6,580	—		6,580
Prepaid expenses and other current assets	335	—		335

Total current assets	7,096	(58)		7,038
Property and equipment, net	1,915	(110)	A	1,805
Other assets:
Intangibles, net	11,076	(4,467)	A	6,609
Other	595	78	A	673

	20,682	(4,557)		16,125

Current Liabilities:
Trade accounts payable and accrued expenses	4,631			4,631
Book overdraft	1,125			1,125
Borrowings under revolving credit agreement	1,987	(572)	A	1,415
Current maturities of capital lease obligations	99			99
Current maturities of long-term debt	2,784	(2,062)	A	722

Total current liabilities	10,626	(2,634)		7,992
Deferred lease rents	395			395
Capital lease obligations, net of current maturities	47			47
Long-term debt, net of current maturities	348	—		348

Total liabilities	11,416	(2,634)		8,782

Stockholders’ equity	9,266	(1,923)	A, B	7,343

	20,682	(4,557)		16,125

Notes to unaudited proforma consolidated balance sheet:
A To record initial cash and other consideration
B To reflect estimated disposition costs

Diversified Corporate Resources, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
Nine Months Ended September 30, 2002
(In Thousands)
	DCRI Historical	Adjustments and Eliminations		Proforma
Net service revenues:
Permanent placement	8,840	(17)	A	8,823
Contract placement and specialty services	29,785	(6,533)	A	23,252

	38,625	(6,550)		32,075

Cost of services:
Direct cost of contract placement and specialty services	24,544	(5,445)	A	19,099

Gross Margin	14,081	(1,105)		12,976

Operating Expenses:
Variable selling expenses	7,145	(252)	A	6,893
General and administrative expenses	7,119	(714)	A	6,405
Severance expense	78	—	A	78
Depreciation and amortization expense	862	(42)	A	820

	15,204	(1,008)		14,196

Other income and (expense) items:
Interest expense, net	(812)	203	B	(609)
Other, net	14	—		14

	(798)	203		(595)
Income (loss) before income taxes	(1,921)	106		(1,815)
Income tax benefit	(206)	—		(206)

Net loss	(1,715)	106		(1,609)

Basic and diluted earnings (loss) per share	(0.61)			(0.57)

Weighted average common and common equivalent shares outstanding	2,812	(8)		2,804

A To remove Mountain operations
B To remove interest paid or accrued on original purchase obligation and interest on proforma reduction to revolving credit balance

Diversified Corporate Resources, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
Year Ended December 31, 2001
(In Thousands)

	DCRI Historical	Adjustments and Eliminations		Proforma
Net service revenues:
Permanent placement	18,163	(333)	A	17,830
Contract placement and specialty services	53,430	(19,951)	A	33,479

	71,593	(20,284)		51,309

Cost of services:
Direct cost of contract placement and specialty services	42,608	(16,687)	A	25,921

Gross Margin	28,985	(3,597)		25,388

Operating Expenses:
Variable selling expenses	14,986	(208)	A	14,778
General and administrative expenses	15,043	(1,739)	A	13,304
Severance expense	791	—	A	791
Depreciation and amortization expense	1,918	(272)	A	1,646

	32,738	(2,219)		30,519

Other income and (expense) items:
Interest expense, net	(1,117)	240	B	(877)
Other, net	(2)	—		(2)

	(1,119)	240		(879)
Income (loss) before income taxes	(4,872)	(1,138)		(6,010)
Income tax benefit	(894)	—		(894)

Net loss	(3,978)	(1,138)		(5,116)

Basic and diluted earnings (loss) per share	(1.41)			(1.82)

Weighted average common and common equivalent shares outstanding	2,813	(8)		2,805

A	To remove Mountain operations
B	To remove interest paid or accrued on original purchase obligation and interest on proforma reduction to revolving credit balance

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1
Agreement dated as of December 20, 2002, by and among Diversified Corporate Resources, Inc., MAGIC Northeast, Inc., Joseph H. Hosmer and Sandra Hosmer. (Certain of the Schedules have been omitted pursuant Regulation S-K 601(b)(2)).

10.1	Loan and Security Agreement dated as of December 23, 2002, by and between Diversified Corporate Resources, Inc. and Greenfield Commercial Credit, L.L.C.

10.2	Validity Guaranty dated as of December 23, 2002, by and between J. Michael Moore Greenfield Commercial Credit, L.L.C.

10.3	Subordination Agreement dated as of December 23, 2002, by and among Julia A. Wesley, Michel P. Connolly, Datatek Corporation, a Delaware corporation, and Greenfield Commercial Credit, L.L.C.